Exhibit 99.2

ClariPhy Communications, Inc.

Consolidated Financial Statements (unaudited)

September 30, 2016 and 2015

ClariPhy Communications, Inc.

Index

Page(s)

Consolidated Financial Statements (unaudited)

Consolidated Balance Sheets	1

Consolidated Statements of Operations	2

Consolidated Statements of Cash Flows	3

Notes to Consolidated Financial Statements	4-8

ClariPhy Communications, Inc.

Consolidated Balance Sheets (unaudited)

	September 30, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$7,305,000	$6,811,000
Short-term investments	568,000	498,000
Accounts receivable (net of allowance for doubtful accounts of $425,000 and $1,625,000 for the September 30, 2016 and December 31, 2015, respectively)	7,106,000	5,265,000
Inventory	2,385,000	1,064,000
Prepaid expenses and other current assets	1,340,000	876,000
Total current assets	18,704,000	14,514,000
Property and equipment, net	1,571,000	1,527,000
Property under capital lease, net	2,725,000	2,216,000
Deferred tax asset, net	98,000	77,000
Other assets	184,000	185,000
Total assets	$23,282,000	$18,519,000
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$1,796,000	$1,256,000
Accrued liabilities	2,429,000	3,097,000
Note payable, current portion	3,299,000	1,739,000
Obligations under capital lease, current portion	819,000	646,000
Deferred revenue	117,000	1,074,000
Other current liabilities	272,000	124,000
Total current liabilities	8,732,000	7,936,000
Note payable, less current portion (net of $64,000 and $89,000 debt discount at September 30, 2016 and December 31, 2015, respectively)	11,341,000	5,173,000
Obligations under capital lease, less current portion	1,732,000	947,000
Warrant liabilities	132,000	132,000
Other liabilities	745,000	585,000
Total liabilities	22,682,000	14,773,000
Commitments (Note 6)

Series A through C convertible preferred stock; $0.0001 par value; 270,160,150 shares authorized; 228,261,721 issued and outstanding (Liquidation value $115,052,000)	114,232,000	114,232,000
Total convertible preferred stock	114,232,000	114,232,000
ClariPhy Communications, Inc. stockholders’ deficit
Common stock; $0.0001 par value; 360,000,000 shares authorized; 42,096,650 and 40,343,596 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	4,000	4,000
Additional paid-in capital	10,009,000	9,513,000
Accumulated deficit	(123,597,000)	(119,906,000)
Accumulated other comprehensive loss	(919,000)	(811,000)
Total ClariPhy Communications, Inc. stockholders' deficit	(114,503,000)	(111,200,000)
Noncontrolling interest	871,000	714,000
Total stockholders' deficit	(113,632,000)	(110,486,000)
Total liabilities, convertible preferred stock and stockholders' deficit	$23,282,000	$18,519,000

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Consolidated Statements of Operations (unaudited)

	Nine Months Ended September 30,
	2016	2015
Product revenue	$22,555,000	$21,016,000
Service and other revenue	9,007,000	804,000
Royalty revenue	1,338,000	3,017,000
Gross revenue	32,900,000	24,837,000
Operating expenses
Cost of product revenue	3,816,000	2,421,000
Research and development	26,419,000	25,179,000
Sales and marketing	2,287,000	2,073,000
General and administrative	3,177,000	3,035,000
Total operating expenses	35,699,000	32,708,000
Loss from operations	(2,799,000)	(7,871,000)
Interest and other income	175,000	108,000
Interest and other expense, net	(743,000)	(346,000)
Loss before provision for income taxes	(3,367,000)	(8,109,000)
Provision for income taxes	167,000	127,000
Net loss	(3,534,000)	(8,236,000)
Less: Net income attributable to the noncontrolling interest	157,000	81,000
Net loss attributable to ClariPhy Communications, Inc.	(3,691,000)	(8,317,000)
Other comprehensive loss
Translation adjustment	(108,000)	(56,000)
Total comprehensive loss	$(3,799,000)	$(8,373,000)

The accompanying notes are an integral part of these consolidated financial statements.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(3,534,000)	$(8,236,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,202,000	958,000
Provision for bad debts	391,000	471,000
Amortization of debt discount	26,000	8,000
Loss on disposal of assets	8,000	5,000
Stock-based compensation	356,000	450,000
Issuance of common stock for rent	38,000	14,000
Deferred tax assets	(35,000)	(32,000)
Changes in operating assets and liabilities
Accounts receivable	(2,232,000)	(2,143,000)
Inventory	(1,321,000)	(27,000)
Other current assets	(490,000)	535,000
Other assets	97,000	9,000
Accounts payable	879,000	(451,000)
Accrued liabilities	(461,000)	230,000
Deferred revenue	(957,000)	(255,000)
Deferred rent	(42,000)	72,000
Income taxes payable	-	80,000
Other liabilities	465,000	90,000
Net cash used in operating activities	(5,610,000)	(8,222,000)
Cash flows from investing activities
Purchases of short-term investments	(155,000)	(61,000)
Acquisition of property and equipment	(516,000)	(333,000)
Net cash used in investing activities	(671,000)	(394,000)
Cash flows from financing activities
Proceeds from issuance of common stock	102,000	172,000
Proceeds from bank borrowings, net of issuance costs	14,910,000	7,650,000
Payments on note payable	(6,598,000)	(6,200,000)
Investment in noncontrolling interest	(100,000)	(100,000)
Payments on obligations under capital lease	(790,000)	(604,000)
Net cash (used in) provided by financing activities	7,524,000	918,000
Effect of foreign currency rate changes on cash	(749,000)	(70,000)
Net increase (decrease) in cash and cash equivalents	494,000	(7,768,000)
Cash and cash equivalents, beginning of period	6,811,000	17,512,000
Cash and cash equivalents, end of period	$7,305,000	$9,744,000

Supplemental disclosure of cash flow information
Cash paid for interest	$188,000	$197,000

Supplemental disclosure of noncash investing activities
Additions to property, plant and equipment acquired under capital lease	$1,138,000	$1,230,000

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

1.	The Company

ClariPhy Communications, Inc. (the “Company”), was incorporated in the state of Delaware on September 19, 2002. The Company is in the business of designing, developing and selling high-speed communications integrated circuits targeting telecom and enterprise optical networking applications.

2.	Liquidity and Capital Resources

Since inception, the Company has incurred recurring losses and negative cash flows from operations. To date, the Company has funded its operational and capital needs primarily through the net proceeds received from the sale of its common and preferred stock, issuance of debt, and to a lesser extent, from cash flow generated from the sales of its products and services. Management plans to increase revenue through increasing demand and awareness of its currently available products and services as well as to successfully develop commercially viable products and services, or raise additional capital. However, there can be no assurance that the Company will be successful in increasing revenues or that any additional financing will be available on acceptable terms, if at all. If the Company is not successful in increasing revenues or raising additional capital, it could have a material adverse effect on the Company.

3.	Property and Equipment

Property and equipment consist of the following:

	September 30,	December 31,
	2016	2015

Computer equipment	$961,000	$927,000
Laboratory equipment	4,902,000	4,609,000
Furniture and fixtures	110,000	85,000
Leasehold improvements	419,000	289,000
Purchased software	249,000	249,000
	6,641,000	6,159,000
Less: Accumulated depreciation and amortization	(5,070,000)	(4,632,000)
	$1,571,000	$1,527,000

Depreciation and amortization expense was $581,000 and $588,000 for the nine months ended September 30, 2016 and September 30, 2015, respectively.

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

4.	Property Under Capital Lease

The Company has entered into capital lease arrangements with various lessors for lease terms of 24 – 60 months for the purchase of capital equipment. Property under capital lease consist of the following:

	September 30,	December 31,
	2016	2015

Computer equipment	$769,000	$532,000
Laboratory equipment	3,651,000	2,760,000
Less: Accumulated depreciation and amortization	(1,695,000)	(1,076,000)
	$2,725,000	$2,216,000

Depreciation expense was $621,000 and $370,000 for the nine months ended September 30, 2016 and September 30, 2015, respectively.

Minimum lease payments under capital leases as of September 30, 2016 are as follows:

2016 (remaining)	$282,000
2017	975,000
2018	738,000
2019	563,000
2020 and thereafter	516,000
Total minimum lease payments	3,074,000
Less: Amount representing interest	523,000
Minimum lease payments, net of interest	$2,551,000

5.	Accrued and other liabilities

Accrued and other liabilities consist of the following:

	September 30,	December 31,
	2016	2015

Professional services	$1,169,000	$1,694,000
Salaries and employee benefits	1,147,000	1,257,000
Contingency reserve	672,000	855,000
Other	458,000	-
	$3,446,000	$3,806,000

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

6.	Commitments

At September 30, 2016, the minimum lease payments under all operating leases are as follows:

2016 (remaining)	$241,000
2017	688,000
2018	734,000
2019	487,000
$2,150,000

In addition, annual rental payments on the Company’s Los Altos, California facility may be made in cash or stock. In February 2016, 321,200 shares were issued to pay for 2015 rent. In October 2016, 381,771 shares were issued to pay for 2016 rent.

The Company has entered into software license agreements with various Electronic Design Automation (EDA) vendors. Payments under these agreements are as follows:

2016 (remaining)	$2,046,000
2017	5,230,000
2018	5,719,000
2019	1,750,000
$14,745,000

7.	Notes Payable

At September 30, 2016, future principal payments on notes payable are as follows:

2016 (remaining)	$1,942,000
2017	1,820,000
2018	10,942,000
$14,704,000

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

8.	Stock-based compensation

Stock-based compensation expense included in the statement of operations is as follows:

	Nine Months Ended September 30,
	2016	2015

Research and development	$272,000	$340,000
Sales and marketing	28,000	41,000
General and administrative	56,000	69,000
	$356,000	$450,000

The following table presents the weighted average assumptions used for employee stock options for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended September 30,
	2016	2015

Expected term (years)	6.01	6.02
Expected volatility	60.9%	105.6%
Risk-free interest rate	1.29%	1.65%
Dividend yield	0%	0%

The weighted average fair value per share of employee stock options granted was $0.06 for the nine months ended September 30, 2016. As of September 30, 2016, the Company has reserved 106,226,076 shares of common stock to satisfy the requirements of the Company’s 2003 Stock Plan and has 11,683,281 shares available for grant.

Stock option activity for the nine months ended September 30, 2016 is as follows:

	Outstanding Options
		Weighted-
		Average
	Number	Exercise
	of Shares	Price

Balances at December 31, 2015	63,364,903	$0.07
Options granted	8,499,947	$0.10
Options exercised	(1,549,979)	$0.07
Options forfeited	(4,263,210)	$0.07
Balances at September 30, 2016	66,051,661	$0.08
Expected to vest at September 30, 2016	64,769,771	$0.08

ClariPhy Communications, Inc.

Notes to Consolidated Financial Statements (unaudited)

Restricted stock award activity for the nine months ended September 30, 2016 is as follows:

	Outstanding Awards
		Weighted-
		Average
	Number	Fair Value
	of Shares	Per Share

Balances at December 31, 2015	1,337,812	$0.05
Awards vested	(666,562)	$0.05
Balances at September 30, 2016	671,250	$0.06

At September 30, 2016, stock options outstanding and vested by exercise price are as follows:

			Options Outstanding		Options Vested
Weighted
				Average	Number	Weighted
Range of				Remaining	Vested	Average
Exercise			Number	Contractual	and	Exercise
Prices			Outstanding	Life (Years)	Exercisable	Price

$0.05	-	0.10	66,051,661	6.92	40,413,803	$0.08

Total unrecognized compensation costs were $1,070,000 related to stock options and $36,000 related to restricted stock. These costs are expected to be recognized over a period of approximately 2.92 and 1.42 years for options and restricted stock, respectively. The aggregate intrinsic value of options vested and outstanding as of September 30, 2016 was $916,000.

9.	Income Taxes

The income tax provisions for the nine months ended September 30, 2016 and September 30, 2015 reflect effective tax rates of 5% and 2%, respectively. The effective tax rates differ from the statutory rate of 34% primarily due to the valuation allowance.

10.	Related Parties

During the nine months ended September 30, 2016, the Company generated $14,022,000, and $809,000 in revenues from two customers who have equity ownership in the Company.  During the nine months ended September 30, 2015, the Company generated $10,184,000, $1,157,022, $701,500 and $689,000 in revenues from four customers who have equity ownership in the Company.  At September 30, 2016, accounts receivable from a customer with equity ownership in the Company totaled $2,580,000.